AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON ________, 2004
                                                  REGISTRATION NO. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 --------------
                                    FORM SB-2

                                Amendment No. 1



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                        HORSE SENSE STABLE SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         ARIZONA                               115210                   20-0878571
         -------                               ------                   ----------
(STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL        (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)         CLASSIFICATION NUMBER)        IDENTIFICATION NUMBER)

                              7699 E. PARK VIEW DR
                                 TUCSON AZ 85715
                                  520-404-3182
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                 ---------------

                                 MICHAEL C. HIGH
                              7699 E. PARK VIEW DR
                                 TUCSON AZ 85715
                                  520-404-3182
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
              INCLUDING AREA CODE, OF AGENT FOR SERVICE OF PROCESS)
                                 ---------------



APPROXIMATE  DATE OF  COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO PUBLIC:
From time to time after the Registration Statement becomes effective as determined by market conditions and the needs of Horse Sense's or until earlier completion or termination. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/
                                 ---------------

                         CALCULATION OF REGISTRATION FEE
------------------------------------- ------------------ --------------------- ---------------------------- ------------------
 TITLE OF EACH CLASS OF SECURITY TO     AMOUNT TO BE        OFFERING PRICE     PROPOSED MAXIMUM AGGREGATE       AMOUNT OF
           BE REGISTERED                 REGISTERED                                  OFFERING PRICE         REGISTRATION FEE
------------------------------------- ------------------ --------------------- ---------------------------- ------------------
Common Stock                           200,000 shares      $1.00 per share              $200,000                  $100
------------------------------------- ------------------ --------------------- ---------------------------- ------------------
Warrant                                200,000 shares      $2.50 per share              $500,000
------------------------------------- ------------------ --------------------- ---------------------------- ------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                        HORSE SENSE STABLE SERVICES, INC
             200,000 UNITS, CONSISTING OF ONE SHARE OF COMMON STOCK
                                AND ONE A WARRANT

         This prospectus is part of a registration statement that covers 200,000 shares of our common stock and 200,000 shares of common stock underlying and issuable upon exercise of the warrants offered herein. These units may be offered or sold from time to time at the rate of $1.00 per unit until such time as an active trading market develops in our common stock, then at prevailing market prices, at negotiated prices or otherwise. Our officers, on a "best efforts" basis, are selling the offering. There is no minimum purchase requirement. We will not use an underwriter or securities dealer and there are no arrangements to place any funds in escrow, trust or similar account with regard to this offering. No commissions are intended.

         Each Unit offered herein consists of one share of common stock, $.001 par value (the "common stock"), and one class A common stock purchase warrant exercisable to purchase one share of common stock at a price of $2.50 per share during the twenty-four (24) month period following the termination of this offering. The warrants may be redeemed upon 15 days written notice at a price of $.01 per warrant if the closing bid prices of the common stock have averaged at least 125% of the exercise price of the warrants for any 10 consecutive trading days ending on the third day on which Horse Sense gives notice.

         Our common stock is not currently listed or quoted on any quotation medium. There can be no assurance that our common stock will ever be quoted on any quotation medium or that any trading market for our common stock will ever develop.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF ALL
          MATERIAL RISKS RELATED TO AN INVESTMENT IN OUR COMMON STOCK.

The following summarizes the proceeds that we expect to receive from the offering.

                                                   Per share    Total proceeds
Subscription price                                   $1.00         $200,000
Fees and commissions                                   --              --
Proceeds to Horse Sense Stable Service Inc. *        $1.00         $200,000

* Before deducting offering expenses, consisting of legal and accounting fees, printing and distribution, and filing fees, estimated to total approximately $13,850.

The date of this prospectus is ________, 2004.

PROSPECTUS SUMMARY.........................................................1

SUMMARY FINANCIAL DATA.....................................................3

RISK FACTORS...............................................................4

USE OF PROCEEDS............................................................8

DETERMINATION OF OFFERING PRICE...........................................10

DILUTION..................................................................10

PLAN OF DISTRIBUTION......................................................11

LEGAL PROCEEDINGS.........................................................12

MANAGEMENT................................................................12

DESCRIPTION OF SECURITIES.................................................16

EXPERTS...................................................................16

BUSINESS..................................................................17

MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS............20

DESCRIPTION OF PROPERTY...................................................21

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................21

MARKET FOR THE SHARES AND RELATED STOCKHOLDER MATTERS.....................21

                               PROSPECTUS SUMMARY

         THE FOLLOWING IS A SUMMARY OF THE OFFERING. THE SHARES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY REVIEW THE ENTIRE PROSPECTUS, THE FINANCIAL STATEMENTS AND ALL EXHIBITS AND DOCUMENTS REFERRED TO THEREIN. SEE "RISK FACTORS."

                        HORSE SENSE STABLE SERVICES, INC.

         Our common stock is not listed on any recognized exchange or quoted on any quotation medium. There are no plans, proposals, arrangements or understandings with any persons concerning the development of a trading market in our common stock.

         Unless the context otherwise requires "we," "our," "us," or the "Company," refers to Horse Sense Stable Services, Inc., an Arizona corporation. Our principal executive offices are located at 7699 E. Park View Dr., Tucson, AZ, 85715, and our telephone number is (520) 404-3182.

SUMMARY OF OUR BUSINESS

         We were organized under the laws of the state of Arizona on April 7, 2004. We are a development stage company, and have generated no revenue to date. Should our offering be successful, we plan to use the proceeds as outlined in the "Use of Proceeds" section to begin business operations. Building on our founder's experience running a large boarding stable in Tucson, we intend to offer consulting and business management services for the owners of commercial stables, and to own a percentage of some or all of the stables for which we provide services.

Summary of the Offering


                             SUMMARY OF THE OFFERING
THE OFFERING
                           We are offering 200,000 Units on a "best-efforts" basis. Because the Units are offered on a "best efforts" basis with respect to the offering, there can be no assurance that any or all of the Units offered will be sold. If we fail to sell at least ten percent (10%) of the offering, the offering will terminate and each subscriber's funds will be returned without any interest on them.

UNITS
                           Each Unit consists of one share of common stock and one A warrant which is redeemable and exercisable to purchase one share of common stock at $2.50 per share within the 24 months immediately following the closing of the offering.

OFFERING PRICE PER UNIT
                           $1.00

EXERCISE PRICE OF WARRANTS
INCLUDED IN UNITS
                           $2.50 per A warrant for the 24-month period following the termination of the offering. The warrants may be redeemed upon 15 days written notice at a price of $.01 per warrant if the closing bid prices of the common stock have averaged at least 125% of the exercise price of the warrants for any 10 consecutive trading days ending on the third day on which Horse Sense gives notice.

CAPITAL STOCK
OUTSTANDING
BEFORE OFFERING
                           200,000 shares of common stock outstanding as of October 25, 2004.

CAPITAL STOCK
OUTSTANDING AFTER
SALE OF THE OFFERING
                           400,000 shares of common stock outstanding after the sale of the offering and prior to the exercise of any warrants issued in connection with this offering.

ESTIMATED NET PROCEEDS
                           $200,000 assuming sale of the offering.

USE OF PROCEEDS
                           The proceeds will be used to provide working capital and provide cash for expansion activity.

RISK FACTORS
                           This offering involves a high degree of risk. See "Risk Factors."

                             SUMMARY FINANCIAL DATA

         The following table summarizes certain of our selected financial data. Each prospective investor should carefully review the more detailed financial statements contained elsewhere in this prospectus. The summary financial information contained in the following table is derived from and should be read in conjunction with our audited financial statements and the notes thereto appearing elsewhere in this prospectus. See "Business" and our Consolidated Financial Statements.




                                               For the Period Ended
                                            --------------------------
                                                   July 31, 2004
                                            --------------------------
Statement of
Operation Data:                                                Actual
                                            --------------------------
Net Sales                                                          $0
Cost of Goods sold                                                  0
Operating Expense                                              33,768
Operating (Loss)                                             (33,768)

Net (Loss) Attributable to Common                            (33,768)
Stockholders

Basic & Diluted
Income (Loss) per Share                                       $(3.24)
Weighted Average Number                                        10,435
    of Shares Outstanding




                                                Period Ended
                                               July 31, 2004
Balance Sheet Data                                           Actual
-------------------------------------    ---------------------------
Working Capital                                            (31,673)
Total Assets                                                     55
Short-term Debt                                              31,728
Long-term Debt                                                    0
Total Stockholders' Equity                                 (31,673)

                                  RISK FACTORS

Investment in our common stock involves a number of risks. The following material factors should be carefully considered by anyone purchasing shares of our common stock. Any of the following risks would adversely effect our business, financial condition and results of operation.

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN WHICH ABILITY IS DEPENDENT ON THE NET PROCEEDS OF THIS OFFERING.

Robison, Hill & Co., P.C., CPA's, in their independent auditors' report, has expressed "substantial doubt" as to our ability to continue as a going concern based on significant operating losses we have incurred since inception. Our consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. The going concern qualification is described in note 1 of the notes to our consolidated financial statements. Without the net proceeds from this offering, our ability to remain in business will be in jeopardy.

WE HAVE A LIMITED OPERATING HISTORY AND WE MAY NEVER BECOME PROFITABLE.

We are a development stage enterprise that has devoted substantially all our efforts since inception to establishing our business plan. To date, we have generated an accumulated deficit of more than $33,000. In addition, our future operations may not be profitable. We must consider the likelihood of our success relative to the problems, difficulties, complications, and delays frequently encountered in connection with the development and operation of a new business.

We expect that our operating expenses will increase significantly during the next several years as we:

         o        Develop our products;
         o        Increase our sales and marketing activities; and
         o Increase our general and administrative functions to support our growing operations.

With increased expenses, we will need to generate significant additional revenues to achieve profitability. We cannot be certain that we will obtain a high enough volume of income in the future to generate sufficient revenues and achieve profitability.

IF WE DO NOT OBTAIN ADEQUATE FINANCING TO FUND OUR FUTURE OPERATIONS AND TO COMPLETE DEVELOPMENT AND LICENSING OF OUR PRODUCTS, WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN.

As of July 31, 2004, we had cash in the amount of $55 which is insufficient to maintain our corporation for any length of time without further Paid-in-Capital from our founder. Our business plan calls for significant expenses in connection with the development of our business. We will also incur significant legal and accounting costs necessary to maintain a public corporation. We will require additional financing in order to complete the development activities. In addition, we will require additional financing to sustain our business operations if we are not successful in earning revenues once our business development is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. However, we cannot assure you that additional financing will be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, our ability to fund our research and development, take advantage of unanticipated opportunities, develop or enhance our products or otherwise respond to competitive pressures would be significantly limited. If we raise additional funds by issuing equity or convertible debt securities, the percentage ownership of our stockholders will be reduced, and these securities may have rights, preferences or privileges senior to those of our stockholders.

BECAUSE MICHAEL HIGH AND SARA HIGH OWN 100% OF OUR OUTSTANDING COMMON STOCK, THEY WILL CONTROL AND MAKE CORPORATE DECISIONS, WHICH DECISIONS MAY DIFFER FROM THOSE THAT WOULD HAVE BEEN MADE BY OTHER STOCKHOLDERS.

Michael High and Sara High own 100% of the outstanding shares of our common stock prior to this offering. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. High and Mrs. High may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR OFFICERS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO THE BUSINESS OPERATIONS CAUSING THE BUSINESS TO NEVER BECOME FINANCIALLY VIABLE.

Michael High, our director and president, and Sara High, our director, secretary, and treasurer are presently required to spend only about 10% of their business time on business management services for our company and have agreed to spend up to 20 hours per week each when the business operations of Horse Sense Stable Services are more actively commenced in late 2004. While these officers and directors presently possess adequate time to attend to our interests, it is possible that the demands on their time from other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. In addition, they may not possess sufficient time for our business if the demands of managing their other business interests increase substantially beyond current levels.

BOARDING STABLES THROUGHOUT THE COUNTRY FACE COMMON RISKS THAT NOT ONLY INCREASE THEIR COSTS OF DOING BUSINESS BUT ALSO AFFECT THEIR ABILITY TO CONTINUE PROVIDING BOARDING SERVICES.

According to statistics provided by the American Horse Council, the horse industry has a total impact of $112.1 billion on U.S. Gross Domestic Product
(GDP), and there are 7.1 million Americans involved in the industry as horse owners, service providers, employees and volunteers. Despite these statistics, all boarding stables face obstacles that negatively impact their ability to operate profitably. Boarding stables fall under the jurisdiction of several government agencies at the local, state, and federal level. In addition to the common small-business owner concerns of complying with tax and employment regulations, boarding stable owners must contend with regulations prescribing correct methods of manure removal and dust control. Most zoning restricts the number of animals allowed per acre, in many instances to a number less than what would be required for commercial success. Zoning waivers are frequently not approved due to complaints from neighborhood activists who see no benefits in having a boarding stable located nearby. Stable owners who want to increase revenues by holding events such as horse shows or clinics may have their plans scaled back or disapproved due to restrictions on parking, lighting, or noise levels. Additionally, stable owners are often under pressure from neighbors and community activists to go above and beyond regulations in keeping their facilities safe and sanitary.

Many stables are located in or near urban areas, often in areas where housing developments are being built. Stables in developing areas face encroachment on their off-site riding areas, as well as complaints from new neighbors who are unwilling to accept the dust, sounds, and traffic associated with a horse boarding facility. Even stables that have been established for decades face pressure from neighbors and regulators, especially if they are located in areas with growing populations. Since we anticipate owning stables, we will need to deal with these issues. Significantly, we could be in a position where we buy land for which the zoning allows stables, but face pressure from neighbors and regulators that make it impractical or impossible to build the planned stable facility.

Horses are large animals that have survived only through a herd mentality, plus a strong instinct to flee in the face of perceived danger. For these reasons, a boarding stable is a dangerous place, and liability insurance is expensive. Despite equine limited liability laws in place in most states, stable owners face the constant threat of lawsuit, not only from injured persons, but also from horse owners whose horses have been injured. As the owner of boarding facilities, we will need to ensure that our on-site managers comply with strict risk management procedures.

The threat of medical problems that can cause the death or loss of the use of horses is constant, not only from well-known viruses such as West Nile and Equine Arteritis, but also from colic, many causes of lameness, and mishaps. Stable owners must be knowledgeable about and take all reasonable precautions to keep the horses in their care safe and healthy. A boarding facility with a history of injuries, or with an outbreak of a disease, could easily face an exodus of boarders and a precipitous drop in income.

THERE IS NO MARKET FOR OUR SHARES AND YOU MAY NOT BE ABLE TO SELL THEM.

There has been no trading market for our common stock. Although we intend to apply to list our common stock on the OTC Bulletin Board, there can be no assurance that our application will be granted and there can be no assurance that an active market will develop for our common stock. Therefore, it may be difficult to sell your shares if you should desire or need to sell.

WE HAVE NOT PAID ANY DIVIDENDS AND DO NOT ANTICIPATE PAYING ANY CASH DIVIDENDS.

Holders of common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the near term. We intend to retain future earnings, if any, to provide funds for operations of our business. Investors who anticipate the need for dividends from investments should refrain from purchasing the common stock offered by this prospectus.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS THAT MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission (see above and the "Market for Common Equity and Related Stockholder Matters" section at page 33 for discussions of penny stock rules), the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

                  SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus, including the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. We do not have any intention of or obligation to update forward-looking statements after we distribute this prospectus.

You should understand that many important factors, in addition to those discussed elsewhere in this prospectus, could cause our results to differ materially from those expressed in the forward-looking statements. These factors include, without limitation, the rapidly changing regulatory environment, our limited operating history, our ability to implement our growth strategy, our ability to integrate acquired companies and their assets and personnel into our business, our fixed obligations, our dependence on new capital to fund our growth strategy, our ability to attract and retain quality personnel, our competitive environment, economic and other conditions in markets in which we operate, increases in maintenance costs and insurance premiums and cyclical and seasonal fluctuations in our operating results.

                                 USE OF PROCEEDS

We will receive the proceeds from the sale of the proposed 200,000 shares of common stock being offered by Horse Sense Stable Services, Inc. at the rate of $1.00 per share. In the event that Horse Sense sells all of the proposed 200,000 shares of common stock, Horse Sense would receive $200,000. We may raise significantly less than the full amount of $200,000. We will use the proceeds of this offering to pay the costs of the offering, to develop a website, to purchase advertising, and to purchase interests in three or more boarding stables. Should we raise less than the full amount of $200,000, our first priority will be to commence consulting and business management operations. Any amount raised in excess of the amount needed to commence consulting and business management operations will be used to purchase ownership interests in new or existing boarding stables. We currently have entered into no agreements to purchase any property, nor have we identified specific properties to target for purchase. Based on our directors' knowledge of the market and industry trends, we are confident we will be able to locate properties in which to invest, and will do so only upon raising sufficient funds.

The following chart further describes our intended use of proceeds, in order of our priority, depending upon our level of funding.


PERCENT OF OFFERING                                100%            75%             50%           25%           10%
                                                   ----            ---             ---           ---           ---
AMOUNT RAISED (1)
-----------------
Gross Offering Proceeds                        $200,000       $150,000        $100,000       $50,000       $20,000
Offering Expenses                                13,850         13,850          13,850        13,850        13,850
                                                 ------         ------          ------        ------        ------
Net Proceeds                                   $186,150       $136,150         $86,150       $36,150        $6,150
Website development and hosting                   3,500          3,500           3,500         3,500         2,150
Advertising in trade publication,
"Stable Management"                               6,000          6,000           6,000         6,000         4,000
Attend trade show(s)                              3,300          3,300           3,300         3,300            --
Travel expenses for site selection and
initial consultations                             5,000          5,000           5,000         5,000            --
Ownership interest in existing or new
boarding stables                                168,350        118,350          68,350        18,350            --
Total Application of Proceeds                  $200,000       $150,000        $100,000       $50,000       $20,000

(1) The offering is made on a "best efforts" basis for a maximum offering of up to 200,000 shares of common stock.

The following shows the percentage of the proceeds to be used for each of the listed categories, assuming that $200,000 is raised by this offering:

The estimated costs of the offering that will be paid by us are as follows:

                                                                       Amount               Percent

         Securities and Exchange Commission registration fee           $100                 0.05%
         Transfer Agent fees                                           $550                 0.28%
         Printing and binding                                          $700                 0.35%
         Accounting fees and expenses                                  $5,000               2.5%
         Legal fees and expenses                                       $7,500               3.75%

         Total estimated costs of the offering                         $13,850              6.9%
                                                                       -------              ----

Estimated costs of website development:
         Site design, hosting, maintenance for one year                $3,500               1.8%

Estimated cost of advertising:
         Six months display ad in "STABLE MANAGEMENT" magazine         $6,000               3.0%
         Attend two trade shows                                        $3,300               1.6%

Travel expenses for site selection and initial consultations           $5,000               2.5%

Ownership interest in existing or new boarding stables                 $168,350           84.18%

Total use of proceeds                                                  $200,000             100%
                                                                       ========

                         DETERMINATION OF OFFERING PRICE

We have determined the offering price of the Units in this offering. Because no underwriter or placement agent has sponsored this offering, the investors will not have the benefit of an offering price that was determined by negotiations between such party and us. The price of the Units does not necessarily bear any relationship to our asset value, net worth, earnings or any other established criteria of value. See "Plan of Placement."

This prospectus may be used to offer the common stock registered under the registration statement of which this prospectus is a part. The common stock offered will be offered at a fixed rate of $1.00 per share until such time as the common stock is listed for quotation, and then from time to time in transactions (which may include block transactions) on the OTC Bulletin Board or other public market at the then prevailing prices. The exercise price of the A warrants included in the Units is $2.50 per A warrant for the 24-month period following the termination of the offering. The warrants may be redeemed upon 15 days written notice at a price of $.01 per warrant if the closing bid prices of our common stock have averaged at least 125% of the exercise price of the warrants for any 10 consecutive trading days ending on the third day on which Horse Sense gives notice.

                                    DILUTION

At July 31, 2004 the net tangible book value of our Common Stock was ($33,768), or ($0.17) per share. Net tangible book value per share is determined by dividing the number of shares of Common Stock outstanding into tangible net worth (tangible assets less liabilities). The pro forma net tangible book value represents an immediate increase in net tangible book value of $0.59 per share to existing shareholders and an immediate dilution of $0.08 per share to new investors purchasing Common Stock in the Offering. The following table illustrates this dilution:

                                    OFFERING

Offering price per share of Common Stock                 $1.00

Net tangible book value per share as of July 31,  2004  ($0.17)

Increase in net tangible book value per share
attributable to sale of shares to new investors in
this offering                                            $0.59

Pro forma net tangible book value per share after
offering                                                 $0.42

Dilution per share to new investors                      $0.08

                              PLAN OF DISTRIBUTION

Horse Sense, through its directors and officers, is offering the Units on a "best efforts" basis with respect to the 200,000 Units. Horse Sense will pay commissions of up to ten percent (10%) of the offering price per share on any Units sold by participating broker-dealers. To the extent permitted by law, Horse Sense may pay third parties, including shareholders who are not directors or officers, a fee of up to five percent (5%) of the offering price per share of any Units sold as a result of their assistance.

The exercise price of the A warrants included in the Units is $2.50 per A warrant for the 24-month period following the termination of the offering. The warrants may be redeemed upon 15 days written notice at a price of $.01 per warrant if the closing bid prices of our common stock have averaged at least 125% of the exercise price of the warrants for any 10 consecutive trading days ending on the third day on which Horse Sense gives notice.

Restricted Shares

Our officers and directors own 200,000 shares of our common stock. The common stock held by our officers and directors are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act, and may be sold only in compliance with Rule 144, pursuant to registration under the Securities Act or pursuant to an exemption from such registration. Generally, under Rule 144, each person holding restricted securities for a period of one year may, every three months, sell in ordinary brokerage transactions or to market makers an amount of shares up to (and including) the greater of 1% of a company's then outstanding common stock or the average weekly trading volume for the four weeks prior to the proposed sale. None of such restricted securities were eligible for sale under Rule 144 as of July 31, 2004.

Following the closing of the offering, if successful, the stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may become quoted, in privately negotiated transactions or otherwise. Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this registration statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

We will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 under Regulation M.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

                                LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against Horse Sense, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of Horse Sense are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

NAME                              POSITION HELD WITH HORSE SENSE           AGE            DATE FIRST ELECTED
                                                                                          OR APPOINTED
Michael High                      President and Chairman                   44             April 7, 2004
Sara High                         Secretary, Treasurer, and Director       69             April 7, 2004

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's business experience, principal occupation during the period, and the name and principal business of the organization by which he was employed. Officers are elected by the Board of Directors and their term of office is at the discretion of the Board.

MICHAEL HIGH, PRESIDENT AND CHAIRMAN
Mr. High received a Bachelor of Science (Engineering) degree in Engineering Science from the University of Michigan College of Engineering in 1982, and a Master of Business Administration degree from the Graduate School of the Mississippi State University in 1987. Since 1982, he has been an active duty military officer, first in the United States Air Force and since 1997 with the Arizona Air National Guard. He is currently an F-16 Instructor Pilot and Lieutenant Colonel. Since 1999, he has, with his wife, owned and operated a full-service horse boarding and training facility in Tucson, Arizona. Mr. High devotes 10 to 20 hours a week to providing services to our company. He is not a director of any other reporting companies.

SARA HIGH, SECRETARY, TREASURER AND DIRECTOR
Mrs. High attended Purdue University, majoring in Speech Therapy. For over twenty years, she has owned and managed as many as fifteen apartment buildings and single-family rental residences. Mrs. High currently spends 5 hours each week providing services to our company, and is not a director of any other reporting companies.

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee.

Family Relationships

Michael High is the son of Sara High.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:
         1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
         2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
         3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
         4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

                             EXECUTIVE COMPENSATION

No executive officer of our company received an annual salary and bonus that exceeded $100,000 during the period from inception (April 7, 2004) to July 31, 2004. The following table shows the compensation received by our president for the period from inception (April 7, 2004) to July 31, 2004.

SUMMARY COMPENSATION TABLE
                             Annual Compensation                    Long Term Compensation (1)
                                                                    Awards                             Payouts
Name         and  Year       Salary       Bonus       Other         Securities        Restricted       LTIP          All Other
Principal                                             Annual        Underlying        Shares or        Payouts       Compen-
Position                                              Compen-       Options/          Restricted                     sation
                                                      sation (1)    SARs              Share
                                                                    Granted           Units
Michael High      2004       $24,000      Nil         Nil           Nil               Nil              Nil           Nil
President    and
Chairman(2)
Sara High         2004       $8,000       Nil         Nil           Nil               Nil              Nil           Nil
Secretary,
Treasurer
and Director(3)

(1) The value of perquisites and other personal benefits, securities and property for the executive officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.
(2) Michael High became our president and chairman on April 7, 2004.
(3) Sara High became our secretary, treasurer and director on April 7, 2004.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
From the date of inception (April 7, 2004) to July 31, 2004 we did not grant any stock options or stock appreciation rights to any of our directors or officers.

COMPENSATION OF DIRECTORS

We plan to reimburse our directors for expenses incurred in connection with attending board meetings. We did not pay any other director's fees or other cash compensation for services rendered as a director for the period since our inception.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

We have not entered into any employment agreement or consulting agreement with our directors and executive officers.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

PENSION, RETIREMENT OR SIMILAR BENEFIT PLANS

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 25, 2004, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.


NAME AND ADDRESS OF           AMOUNT AND NATURE OF          PERCENTAGE
BENEFICIAL OWNER              BENEFICIAL OWNERSHIP          OF CLASS(1)
Michael C. High                     100,000                     50%
7699 E. Park View Dr            Direct Ownership
Tucson AZ 85715
Sara O. High                        100,000                     50%
7707 E. E. Park View Dr         Direct Ownership
Tucson AZ 85715

(1) Based on 200,000 shares outstanding as of October 25 2004.

CHANGES IN CONTROL
We are unaware of any contract, or other arrangement or provision of our Articles or by-laws, the operation of which may at a subsequent date result in a change of control of our company.


                            DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue 100,000,000 shares of Common Stock, $.001 par value per share, of which 200,000 shares are issued and outstanding at the date of this prospectus, and 10,000,000 shares of Preferred Stock, $.001 par value per share, of which no shares are issued and outstanding as of the date of this prospectus.

Holders of our common stock are entitled to one vote for each share owned for all matters to be voted on by the shareholders, including the election of directors. Holders of common stock are entitled to receive such dividends as may be declared from time to time by our board of directors out of funds legally available therefore and, in the event of liquidation, dissolution or winding up, to share ratably in all assets remaining after payment of liabilities. The holders of common stock have no preemptive or conversion rights. The holders of common stock are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock.

DIVIDEND POLICY

Holders of common stock are entitled to receive such dividends as may be declared by our board of directors. We have not declared or paid cash dividends on our common stock and we do not anticipate that we will pay such dividends in the foreseeable future. Rather, we intend to apply any earnings to the development of our business. Any payment of future dividends on our common stock and the amount of any dividends will be determined by our board of directors and will depend, among other factors, upon our earnings, financial condition and cash requirements, and any other factors our board of directors may deem relevant.

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                      DISCLOSURE OF COMMISSION POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Arizona law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

The  Arizona  Revised  Statutes  (Title 10,  Chapter 8,  Article 5) permits  the inclusion in the articles of incorporation, provisions limiting or eliminating the personal monetary liability of directors to a corporation or its shareholders by reason of their conduct as directors. The Articles of Incorporation of Horse Sense Stable Services, Inc, contain the provision that require mandatory indemnification in all circumstances where it is permit by Arizona law. Our bylaws allow for the elimination of personal monetary liability on the part of a director to the fullest extent permitted by Arizona law. A shareholder is able to prosecute an action against a director for monetary damages for any action taken, or any failure to take any action, as a director, for the amount of financial benefit received by a director for which he is not entitled, an intentional infliction of harm on the corporation or shareholders, a violation of the Arizona corporation law or an intentional violation of criminal law.


                             DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT

We were incorporated in the state of Arizona on April 7, 2004. We have not been a part of any predecessor companies, nor have we been a part of any bankruptcy, receivership, or similar proceedings. Likewise, we have not been a party to any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

OUR CURRENT BUSINESS

Presently, our officers spend the majority of their time preparing Horse Sense for immediate post-offering expansion and in the preparation of this registration statement. Once operations commence, our business will function as described below:

(1) PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS.

We plan to provide consulting and business management services to owners of new and existing boarding stables. Specifically, we will assist stable owners in:

o        developing a business plan for their operation
o        securing debt funding, if required;
o        locating a site for their stables (if a new business);

o navigating through the regulatory approvals necessary to gain any permissions or zoning waivers;
o        selecting  the  best  value  in  barns,  fencing,  arena  footing,  and equipment;
o        hiring  and  managing   employees;
o        promoting  their  business and  attracting  boarders;
o        fostering good relationships with neighbors and governing  authorities;
         and
o exploring additional revenue sources such as lessons, training, horse shows, trailering, tack and feed sales, trail rides, cart and sled rides, summer camps, pony rides, therapeutic riding programs, equine-assisted healing programs, horse sale brokering, etc.

Additionally, we plan to use some of the proceeds from the sale of the securities registered herein to purchase equity in approximately three boarding stables (see "Use of Proceeds").

Many successful boarding stables are located on the periphery of large cities. The cities and surrounding communities, many of which are not zoned to allow the keeping of horses, provide the potential horse owners who could board at the stables of our clients. In rapidly growing areas, the land around the stables is often bought by developers and used for housing or other commercial purposes. The increase in land value, plus the concurrent increase in unfavorable regulations and complaints from new neighbors, could cause some stable owners to sell their property. If we have an equity position in the stable, we plan to share in the profits. Some stables have been built and sold in less than five years, although typically the time frame is longer. Generally one does not start a boarding stable business with the intent of selling the land at a profit; rather, a real estate sale can be a viable exit strategy when the time is right.

(2) DISTRIBUTION METHODS OF THE PRODUCTS OR SERVICES.

After initial no-fee telephone and/or e-mail consultations, we will send an employee (initially our president, Mr. High) to the site of the client stable to provide the services desired by the client. Our company plans to invoice $700 per day for the consulting services, plus reimbursement for airfare or mileage. After initial consultations, the client will receive ongoing assistance at the rate of $100 per hour via telephone or e-mail. We plan to initially concentrate our services in Arizona and the Southwest, but will take clients anywhere in the nation. We believe that our clients will be primarily the owners of existing boarding stables, with a lesser number of clients among those starting new stables or considering doing so.

We  also   intend   to,   via  our   website,   www.horsesense.biz,   develop  a
subscriber-only forum for stable owners to discuss problems and possible solutions with, and provide referrals to, other stable owners across the country. This service will be available to both our consultation clients and non-clients.

(3) STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCT OR SERVICE.

To date, we have made no public announcement regarding our services.

(4) COMPETITIVE BUSINESS CONDITIONS AND OUR COMPETITIVE POSITION IN THE INDUSTRY AND METHODS OF COMPETITION.

The boarding stable industry is a major subset of the horse industry, which generates $112 Billion annually to the GDP of the USA, according to statistics available from the American Horse Council. All of the five-plus million horse owners in the U.S. board their horses somewhere, but more than half board their horse either at home or at another private residence, not a commercial stable such as those we plan to service. A major consideration in deciding whether to invest in a stable will be our assessment of the local situation with respect to the prevalent attitude toward boarding at home or at a stable. We believe there are several major advantages to boarding horses at a commercial stable rather than at home, and much of our promotion effort will be oriented to attracting home-boarders to the stables of our clients.

There are other stable consultants who provide similar services for a similar fee. To our knowledge, none of our competitors operate as a public company. We also have no knowledge of competitors who offer their services nationwide. We believe we will be unique in our willingness to invest in the stables for which we provide services. We also believe we will be the first stable consultant to host an Internet forum.

(5) SOURCES AND AVAILABILITY OF RAW MATERIALS AND THE NAMES OF PRINCIPAL SUPPLIERS.

For our services, we require few supplies. We are acquainted, however, with the major national suppliers of many of the products our clients will require to operate their boarding stables. Part of our service will be to introduce our clients to these nationwide suppliers, and provide the possibility of cooperative buying power. Additionally, we will assist our clients in locating local sources for such services as hay delivery, bedding and footing purchase, and manure removal.

(6) DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS.

We anticipate that we will generate enough revenue from on-site and remote consulting and the Internet forum to continue operations. The major portion of our revenue, we believe, will ultimately be through the equity position we hold in the business of some of our clients. Due to the nature of our business, we do not expect that we will need to spend an inordinate amount of time and resources on one client at the expense of others. We anticipate that the majority of our clients will operate stables catering to between 25 and 200 horses, and the issues facing each of our clients will be similar.

(7) PATENTS, TRADEMARKS, LICENSES, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS OR LABOR CONTRACTS, INCLUDING DURATION.

Our website will include a copyright statement, and we plan to apply for a federal trademark for "Horse Sense Stable Services."

(8) NEED FOR ANY GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS OR SERVICES. IF GOVERNMENT APPROVAL IS NECESSARY AND THE SMALL BUSINESS ISSUER HAS NOT YET RECEIVED THAT APPROVAL, DISCUSS THE STATUS OF THE APPROVAL WITHIN THE GOVERNMENT APPROVAL PROCESS.

No federal approval is required for our intended service.

(9) EFFECT OF EXISTING OR PROBABLE GOVERNMENTAL REGULATIONS ON THE BUSINESS.

Regulatory authorities at several levels regulate the horse industry, especially boarding stables. A major reason stable owners could turn to us is to seek assistance in complying with government regulations from the local to the federal level in areas such as waste management, tax compliance, and employee management.

(10) COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS (FEDERAL, STATE AND LOCAL).

We will not bear costs of compliance directly. As is always the case, the cost of compliance with regulations will ultimately be borne by the horse owners who board at our clients' stables.

(11) NUMBER OF TOTAL EMPLOYEES AND NUMBER OF FULL TIME EMPLOYEES.

As of July 31, 2004, we have one employee, our president, Michael High. He handles all of the responsibilities in the area of corporate administration, business development and research. We have no other employees. In the first six months following a successful offering, we plan to hire one additional part-time employee to assist in consulting services. We expect to pay our employee no more than the consulting revenue he or she generates, and we may choose to compensate or provide incentives to our employee further with consideration other than cash, such as shares of our common stock or options to purchase shares of our common stock.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATION
Currently, we do not have enough cash on hand to continue operations beyond this registration statement. After a successful offering, we intend to commence operations immediately with the placement of a 6-month display ad in the major periodical of the boarding stable industry. We will also attend the first available horse industry trade show to meet our potential clients and to solidify contacts with industry suppliers. We intend to develop our website as soon as funds are available, and register it with all the equine and general search engines. Furthermore, we plan to investigate new or existing boarding stables in which to purchase an ownership interest. Initially, we will offer our consulting and business management services nationwide, but will concentrate the search for boarding stables in which to invest to the Southwest U.S. We plan to only participate as part-owners in properties on which we can place a lien for the entire amount of our investment. We expect to hire one part-time employee to assist with our stable consulting and business management services.

OFF-BALANCE SHEET ARRANGEMENTS
Horse Sense has no off-balance-sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

                              RESULTS OF OPERATIONS

OVERVIEW APRIL 7, 2004 (DATE OF INCEPTION) TO JULY 31, 2004
From the date of our incorporation on April 7, 2004 to July 31, 2004, we had not generated any revenue, and we have had a net loss of ($33,768).

After a successful offering, we do not anticipate the need to raise additional funds within the next twelve months. Any later offerings will be made only if funds are needed to purchase additional ownership interests in boarding stables.


                             DESCRIPTION OF PROPERTY

Our executive and head offices are located at 7699 E Park View Dr, Tucson, AZ, 85715. The offices are rented from Mr. High at the rate of $400 per month and are located in his residence. This operating facility functions as our main operating facility. We believe our current premises are adequate for our current operations, and will search for suitable and appropriate office space when business conditions dictate the need.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

              MARKET FOR THE SHARES AND RELATED STOCKHOLDER MATTERS

Our common stock is not listed or quoted at the present time, and there is no public market for our common stock. There can be no assurance that a public market for our common stock will ever develop. We intend to qualify our common stock for trading on the OTC Bulletin Board or other public market after the registration statement, of which this prospectus is a part, becomes effective.

We have no options or warrants outstanding at the current time.

                           REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our stockholders but plan to voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address of the site is http://www.sec.gov.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         We engaged the firm of Robison, Hill &Co. Accountants, in August, 2004 to audit our financial statements for the period ended July 31, 2004. There has been no change in the accountants and no disagreements with Robison, Hill &Co. Accountants, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

                        HORSE SENSE STABLE SERVICES, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                                       -:-

                         INDEPENDENT ACCOUNTANTS' REPORT


                                  JULY 31, 2004

                                    CONTENTS


                                                                       Page

Independent Auditor's Report............................................F - 1

Balance Sheet
  July 31, 2004.........................................................F - 2

Statements of Operations for the
  Period from April 7, 2004 (inception) to July 31, 2004 and the
  Cumulative period from April 7, 2004 to July 31, 2004.................F - 3

Statement of Stockholders' Equity
  Since April 7, 2004 (inception) to July 31, 2004......................F - 4

Statements of Cash Flows for the
  Period from April 7, 2004 (inception) to July 31, 2004 and the
  Cumulative period from April 7, 2004 (inception) to July 31, 2004.....F - 5

Notes to Financial Statements...........................................F - 6

                          INDEPENDENT AUDITOR'S REPORT


Horse Sense Stable Services, Inc.
(A Development Stage Company)

         We have audited the accompanying balance sheet of Horse Sense Stable Services, Inc. (a development stage company) as of July 31, 2004 and the related statements of operations and cash flows for the period from April 7, 2004 (inception) to July 31, 2004 and the statement of stockholders' equity from April 7, 2004 (inception) to July 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Horse Sense Stable Services, Inc. (a development stage company) as of July 31, 2004 and the results of its operations and its cash flows for the period from April 7, 2004 to July 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operation and has a deficit in stockholders' equity as of July 31, 2004 that together raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                    Respectfully submitted,


                                                    /s/Robison, Hill, & Co
                                                    Certified Public Accountants
Salt Lake City, Utah
August 19, 2004

                        HORSE SENSE STABLE SERVICES, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET

                                                                                             July 31,
                                                                                               2004
                                                                                      -----------------------
Assets:
  Cash and cash equivalents                                                           $                    55
                                                                                      -----------------------
      Total Current Assets                                                                                 55
                                                                                      -----------------------

      Total Assets                                                                    $                    55
                                                                                      =======================

Liabilities:
  Accounts payable                                                                    $                 1,228
  Accrued liabilities                                                                                  30,500
                                                                                      -----------------------

      Total Liabilities                                                                                31,728
                                                                                      -----------------------

Stockholders' Equity:
  Preferred Stock, par value $.001, authorized
    10,000,000 shares, issued 0 at July 31, 2004                                                            -
  Common Stock, par value $.001, authorized
    100,000,000 shares, issued 200,000 at July 31, 2004                                                   200
  Paid-In Capital                                                                                       1,895
  Retained Earnings (Deficit)                                                                               -
  Deficit accumulated during the development stage                                                    (33,768)
                                                                                      -----------------------

      Total Stockholders' Equity                                                                      (31,673)
                                                                                      -----------------------

      Total Liabilities and Stockholders' Equity                                      $                    55
                                                                                      =======================











   The accompanying notes are an integral part of these financial statements.

                        HORSE SENSE STABLE SERVICES, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS

                                                                                            Cumulative
                                                                                              Since
                                                                                             April 7,
                                                              For the Period from              2004
                                                                April 7, 2004              Inception of
                                                                      to                   Development
                                                                July 31, 2004                 Stage
                                                           ------------------------  ------------------------
Revenues:                                                  $                      -  $                      -
                                                           ------------------------  ------------------------

Expenses:
   General and administrative                                                33,768                    33,768
                                                           ------------------------  ------------------------
      Total expenses                                                         33,768                    33,768
                                                           ------------------------  ------------------------

     Net Loss                                              $                (33,768) $                (33,768)
                                                           ========================  ========================

Earnings per Share, Basic & Diluted
Loss Per Share                                             $                 (3.24)
                                                           ========================

Weighted Average Shares Outstanding                                          10,435
                                                           ========================


















   The accompanying notes are an integral part of these financial statements.

                        HORSE SENSE STABLE SERVICES, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                SINCE APRIL 7, 2004 (INCEPTION) TO JULY 31, 2004

                                                                                                                       Deficit
                                                                                                                     Accumulated
                                                                                                                   Since April 7,
                                                      Common Stock                Paid-In          Retained             2004
                                                Shares         Par Value          Capital          Earnings           Inception
                                            --------------- ---------------- ------------------ ---------------  -------------------
Balance at April 7, 2004 (inception)                      - $              - $                - $             -  $                 -

July 26, 2004 Issuance of  Stock
  for payment of accounts payable
  and consulting services                           200,000              200              1,800               -                    -
Contributed Capital                                       -                -                 95               -                    -

Net Loss                                                  -                -                  -               -             (33,768)
                                            --------------- ---------------- ------------------ ---------------  -------------------

Balance at July 31, 2004                            200,000 $            200 $            1,895 $             -  $          (33,768)
                                            =============== ================ ================== ===============  ===================
























    The accompanying notes are an integral part of these financial statements

                        HORSE SENSE STABLE SERVICES, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                                                   Cumulative
                                                                                                     Since
                                                                                                    April 7,
                                                                      For the Period from             2004
                                                                        April 7, 2004             Inception of
                                                                              to                  Development
                                                                        July 31, 2004                Stage
                                                                  -------------------------- ----------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss for the period                                           $                  (33,768)$              (33,768)
Adjustments to reconcile net loss to net cash
  provided by operating activities:
Changes in Operating Assets and Liabilities
   Increase (Decrease) in accounts payable                                             1,228                  1,228
   Increase (Decrease) in accrued liabilities                                         30,500                 30,500
   Common Stock issued for Services                                                    1,500                  1,500
                                                                  -------------------------- ----------------------
  Net Cash Used in operating activities                                                 (540)                  (540)
                                                                  -------------------------- ----------------------

CASH FLOWS FROM INVESTING ACTIVITIES:

   Purchase of property and equipment                                                      -                      -
                                                                  -------------------------- ----------------------
Net cash provided by investing activities                                                  -                      -
                                                                  -------------------------- ----------------------

CASH FLOWS FROM FINANCING ACTIVITIES:

   Proceeds from shareholders                                                            595                    595
                                                                  -------------------------- ----------------------
Net Cash Provided by Financing Activities                                                595                    595
                                                                  -------------------------- ----------------------

Net (Decrease) Increase in cash                                                           55                     55

Cash at Beginning of Period                                                                -                      -
                                                                  -------------------------- ----------------------

Cash at End of Period                                             $                       55 $                   55
                                                                  ========================== ======================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                                        $                        - $                    -
  Franchise and income taxes                                      $                        - $                    -


SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES: None

   The accompanying notes are an integral part of these financial statements.

                        HORSE SENSE STABLE SERVICES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - NATURE OF OPERATIONS AND GOING CONCERN

         The accompanying financial statements have been prepared on the basis of accounting principles applicable to a "going concern", which assume that the Company will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

         Several conditions and events cast doubt about the Company's ability to continue as a "going concern". The Company has incurred net losses of $33,768 for the period from April 7, 2004 (inception) to July 31, 2004, has a liquidity problem, and requires additional financing in order to finance its business activities on an ongoing basis. The Company is actively pursuing alternative financing and has had discussions with various third parties, although no firm commitments have been obtained.

         The Company's ability to survive will depend on numerous factors including, but not limited to, the Company's receiving continued financial support, completing public equity financing, or generating profitable operations in the future.

         These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a "going concern". While management believes that the actions already taken or planned, will mitigate the adverse conditions and events which raise doubt about the validity of the "going concern" assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

         If the Company were unable to continue as a "going concern", then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported revenues and expenses, and the balance sheet classifications used.

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         This summary of accounting policies for Horse Sense Stable Services, Inc. is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Organization and Basis of Presentation

         The Company was incorporated under the laws of the State of Arizona on April 7, 2004. The Company has a July 31 year end.

                        HORSE SENSE STABLE SERVICES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Nature of Business

         The company has no products or services as of July 31, 2004. The Company intends on providing consulting, bookkeeping, and management services for commercial boarding stables, including stables owned by the Corporation, as well as, stables owned by others, which in the opinion of management will provide a profit to the Company.

Cash and Cash Equivalents

         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Loss per Share

         Basic loss per share has been computed by dividing the loss for the year applicable to the common stockholders by the weighted average number of common shares outstanding during the years. There were no common equivalent shares outstanding at July 31, 2004.

Income Taxes

         The Company has a net operating loss for income taxes. Due to the regulatory limitations in utilizing the loss, it is uncertain whether the Company will be able to realize a benefit from these losses. Therefore, a deferred tax asset has not been recorded. There are no significant tax differences requiring deferral.

Concentrations of Credit Risk

         The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

                        HORSE SENSE STABLE SERVICES, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3 - DEVELOPMENT STAGE COMPANY/ GOING CONCERN

         The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage. Continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to be successful in its planned activity, and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding and long term financing, which will enable the Company to operate for the coming year.

NOTE 4 - COMMITMENTS

         The Company currently leases office space from a shareholder, at the rate of $400 per month for 6 months or until such time that the Company locates suitable and appropriate office space.

NOTE 5 - COMMON STOCK TRANSACTIONS

         On July 26, 2004, the Company issued 200,000 shares of common stock for $0.01 per share for cash and consulting services.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The  Arizona  Revised  Statutes  (Title 10,  Chapter 8,  Article 5) permits  the inclusion in the articles of incorporation, provisions limiting or eliminating the personal monetary liability of directors to a corporation or its shareholders by reason of their conduct as directors. The Articles of Incorporation of Horse Sense Stable Services, Inc, contain the provision that require mandatory indemnification in all circumstances where it is permit by Arizona law. Our bylaws allow for the elimination of personal monetary liability on the part of a director to the fullest extent permitted by Arizona law. A shareholder is able to prosecute an action against a director for monetary damages for any action taken, or any failure to take any action, as a director, for the amount of financial benefit received by a director for which he is not entitled, an intentional infliction of harm on the corporation or shareholders, a violation of the Arizona corporation law or an intentional violation of criminal law.

Our bylaws allow for the elimination of personal monetary liability on the part of a director to the fullest extent permitted by Arizona law.

ARTICLE XI of the Bylaws of the Registrant provide as follows:

                                 INDEMNIFICATION

         Section 43. Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.

     (a.) Directors Officers. The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Arizona General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Arizona General Corporation Law or (iv) such indemnification is required to be made under subsection (d).

     (b.) Employees and Other Agents. The corporation shall have power to indemnify its employees and other agents as set forth in the Arizona General Corporation Law.

     (c.) Expense. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said mounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise. Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Bylaw, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

     (d.) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefore. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standard of conduct that make it permissible under the Arizona General Corporation Law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed in the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Arizona General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the corporation.

     (e.) Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Arizona General Corporation Law.

     (f.) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g.) Insurance. To the fullest extent permitted by the Arizona General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

     (h.) Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

     (i.) Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

     (j.) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply: (i.) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. (ii.) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding. (iii.) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. (iv.) References to a "director," "executive officer," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise. (v.) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to

"serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Bylaw.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated costs and expenses of Sino Pharmaceuticals Corporation in connection with the offering described in the Registration Statement.

Securities and Exchange Commission Registration Fee               $  100
Legal Fees and Expenses                                            7,500
Accounting Fees and Expenses                                       5,000
Transfer Agent Fees                                                  550
Printing                                                             700
                                                                     ---
Total Expenses                                                   $13,850

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         On July 26, 2004, Horse Sense Stable Services, Inc., issued a total of 200,000 shares to the directors in reliance on Section 4(2) of the Securities Act as no public offering was involved.

ITEM 27.  EXHIBITS

   EXHIBIT
   NUMBER                                          DESCRIPTION                                          REFERENCE
--------------    -------------------------------------------------------------------------------     --------------
     3.1          Articles of Incorporation of Registrant, dated March 29, 2004                             *
     3.2          By-laws of Registrant                                                                     *
     4.1          Form of Common Stock Certificate                                                          *
     5.1          Opinion of Kevin M.  Sherlock,  Esq. as to the  legality of  securities  being            *
                  registered (includes consent).
    23.1          Consent of legal counsel (included in 5.1).                                               *
    23.2          Consent of Auditors.                                                                      *

----------
*        Filed herewith

ITEM 28.  UNDERTAKINGS

(a) Rule 415 Offering. The undersigned Registrant hereby undertakes:
         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) For determining any liability under the Securities Act of 1933 (the "Securities Act"), to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering.
         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)      Indemnification:
         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                                SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tucson, Arizona, on October 26, 2004.

                             HORSE SENSE STABLE SERVICES, INC.,
                             an Arizona Corporation

                             /s/ Michael C. High
                             Michael C. High, Chairman of the Board,
                             President and Chief Executive Officer


                             /s/ Sara J. High
                             Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary and Director

         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                     Signature and Title                             Date


/s/ Michael C. High                                            October 26, 2004
---------------------------------------
Michael C. High, Chairman of the Board,
President and Director


/s/ Sara J. High                                               October 26, 2004
---------------------------------------
Sara J. High, Director, Principal Financial
Officer, Principal Accounting Officer, Secretary
and Treasurer